Exhibit 3.58

ARTICLES OF AMENDMENT TO THE CHARTER

CORPORATE CONTROL NUMBER (IF KNOWN)                 0004674

PURSUANT TO THE PROVISIONS OF SECTION 48—20—106 OF THE TENNESSEE BUSINESS CORPORATION ACT, THE UNDERSIGNED CORPORATION ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT TO ITS CHARTER:

PLEASE MARK THE BLOCK THAT APPLIES:

☒	AMENDMENT IS TO BE EFFECTIVE WHEN FILED BY THE SECRETARY OF STATE.

☐	AMENDMENT IS TO BE EFFECTIVE,
MONTH DAY YEAR

(NOT TO BE LATER THAN THE 90TH DAY AFTER THE DATE THIS DOCUMENT IS FILED.) IF NEITHER BLOCK IS CHECKED, THE AMENDMENT WILL BE EFFECTIVE AT THE TIME OF FILING.

1.	PLEASE INSERT THE NAME OF THE CORPORATION AS IT APPEARS ON RECORD:

Perrigo Company of Tennessee
IF CHANGING THE NAME, INSERT THE NEW NAME ON THE LINE BELOW:

2.	PLEASE INSERT ANY CHANGES THAT APPLY:

	A.	PRINCIPAL ADDRESS: (street)

(city) (state) (zip code)

	B.	REGISTERED AGENT:

	C.	REGISTERED ADDRESS: (street)

TN
(city) (state) (zip code) (county)

	D.	OTHER CHANGES: Section 2.g. of the Amended and Restated Charter of the Corporation is hereby deleted in its entirety.

3.	THE CORPORATION IS FOR PROFIT.

4.	THE MANNER (IF NOT SET FORTH IN THE AMENDMENT) FOR IMPLEMENTATION OF ANY EXCHANGE, RECLASSIFICATION, OR CANCELLATION OF ISSUED SHARES IS AS FOLLOWS:

5.	THE AMENDMENT WAS DULY ADOPTED ON July 22 1996 BY:
MONTH DAY YEAR

(NOTE: PLEASE MARK THE BLOCK THAT APPLIES)

☐	THE INCORPORATORS.

☐	THE BOARD OF DIRECTORS WITHOUT SHAREHOLDER APPROVAL, AS SUCH WAS NOT REQUIRED.

☒	THE SHAREHOLDERS.

Vice President and Secretary	/s/ John R. Nichols
SIGNER’S CAPACITY	SIGNATURE

John R. Nichols
NAME OF SIGNER (TYPED OR PRINTED)

RDA 1678

ARTICLES OF AMENDMENT TO THE CHARTER

CORPORATE CONTROL NUMBER (IF KNOWN)                 0004674

PURSUANT TO THE PROVISIONS OF SECTION 48—20—106 OF THE TENNESSEE BUSINESS CORPORATION ACT, THE UNDERSIGNED CORPORATION ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT TO ITS CHARTER:

PLEASE MARK THE BLOCK THAT APPLIES:

☐	AMENDMENT IS TO BE EFFECTIVE WHEN FILED BY THE SECRETARY OF STATE.

☐	AMENDMENT IS TO BE EFFECTIVE,
MONTH DAY YEAR

(NOT TO BE LATER THAN THE 90TH DAY AFTER THE DATE THIS DOCUMENT IS FILED.) IF NEITHER BLOCK IS CHECKED, THE AMENDMENT WILL BE EFFECTIVE AT THE TIME OF FILING.

1.	PLEASE INSERT THE NAME OF THE CORPORATION AS IT APPEARS ON RECORD:

Cumberland-Swan, Inc.
IF CHANGING THE NAME, INSERT THE NEW NAME ON THE LINE BELOW:

Perrigo Company of Tennessee

2.	PLEASE INSERT ANY CHANGES THAT APPLY:

	A.	PRINCIPAL ADDRESS: (street)

(city) (state) (zip code)

	B.	REGISTERED AGENT:

	C.	REGISTERED ADDRESS: (street)

TN
(city) (state) (zip code) (county)

	D.	OTHER CHANGES:

3.	THE CORPORATION IS FOR PROFIT.

4.	THE MANNER (IF NOT SET FORTH IN THE AMENDMENT) FOR IMPLEMENTATION OF ANY EXCHANGE, RECLASSIFICATION, OR CANCELLATION OF ISSUED SHARES IS AS FOLLOWS:

5.	THE AMENDMENT WAS DULY ADOPTED ON June 28 1995 BY:
MONTH DAY YEAR

(NOTE: PLEASE MARK THE BLOCK THAT APPLIES)

☐	THE INCORPORATORS.

☐	THE BOARD OF DIRECTORS WITHOUT SHAREHOLDER APPROVAL, AS SUCH WAS NOT REQUIRED.

☒	THE SHAREHOLDERS.

Vice President & Chief Financial Officer	/s/ Steven M. Neil
SIGNER’S CAPACITY	SIGNATURE

Steven M. Neil
NAME OF SIGNER (TYPED OR PRINTED)

RDA 1678

AMENDED AND RESTATED CHARTER OF

CUMBERLAND—SWAN, INC.

To the Secretary of State of Tennessee:

Pursuant to the provisions of Section 48-20-107 of the Tennessee Business Corporation Act, as amended, the undersigned corporation adopts the following amended and restated charter:

1. The name of the corporation is Cumberland-Swan, Inc.

2. The text of the charter of the corporation is restated as follows:

a. The address of the initial registered office of the corporation in the State of Tennessee shall be 109 Austin Avenue, Smyrna, Rutherford County, Tennessee 37167.

b. The name of the initial registered agent of the corporation, located at the registered office set forth above, is Lonnie L. Smith.

c. The address of the principal office of the corporation shall be One Swan Drive, P.O. Box 129, Smyrna, Rutherford County, Tennessee 37167.

d. The corporation is for profit.

e. The maximum number of shares which the corporation has the authority to issue is 500,000 shares of common stock, no par value, which shares collectively shall have unlimited voting rights and the right to receive net assets of the corporation upon dissolution.

f. No director shall be liable to the corporation or its shareholders for monetary damages for breach of the director’s fiduciary duty, but this provision shall not limit or eliminate a director’s liability for (i) a breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law, (iii) a violation of §48-18-304 of the Tennessee Business Corporation Act, or (iv) a transaction from which a director derived an improper personal benefit.

The corporation shall indemnify any person who is or was a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation or its shareholders, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation or its shareholders, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

The corporation shall indemnify any person who is or was a party to or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

To the extent that a director or officer or a former director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in this Section f., or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys fees) actually and reasonably incurred by him in connection therewith.

Any indemnification under this Section f. (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer or former director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in this Section f. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent special legal counsel in a written opinion, or (iii) by the shareholders in a vote meeting the requirements of T.C.A. 48-18-506(b)(4).

Expenses incurred in defending a civil or criminal action, suit or proceeding described in this Section f. shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding provided that such advance payments are authorized in the same manner as provided in this Section f., and the corporation receives a written affirmation of the director or officer or former director or officer of his good faith belief that he has met the standard of conduct described in T.C.A. 48-18-502 and a written undertaking by or on behalf of the director or officer or former director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

Nothing contained in this Section f. shall affect or limit the rights to indemnification to which any director or officer or former director or officer of the corporation or of another corporation, partnership, joint venture, trust or other enterprise which he is or was serving at the request of the corporation may be entitled by contract or otherwise by law. The indemnification provided in this Section f. shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

The corporation may indemnify any person for liability incurred by reason of the fact he is or was an employee or agent (but not a director or officer) of the corporation or is or was serving at the request of the corporation as an employee or agent (but not a director or officer) of another corporation, partnership, joint venture, trust or other enterprise whenever the Board of Directors deems it equitable or desirable that such indemnification be made.

The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have power to indemnify him against such liability under the foregoing provisions of this Section f.

For the purpose of this Section f., references to “the corporation” include all constituent corporations absorbed in a consolidation or merger and the resulting or surviving corporation, so that a person who is or was a director, officer, employee or agent of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise shall stand in the same position under the provisions of this Charter with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

g. The directors of this corporation shall be divided into three classes. Membership in each class shall be as nearly equal in number as possible, given the total number of directors. Members of Class I shall be elected for a one (1) year term, members of Class II shall be elected for a two (2) year term, and members of Class III shall be elected for a three (3) year term. At each annual election of directors by shareholders of the corporation, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed and shall be elected for a term expiring at the third annual election of directors by the shareholders of the corporation, or thereafter when their respective successors in each case are elected by the shareholders and qualified. The reduction of the number of directors shall not shorten the term of any director then in office.

3. The corporation certifies that the amendment and restatement contains an amendment to the charter of the corporation requiring shareholder approval.

4. The corporation further certifies that the amendment and restatement was duly adopted on January 13, 1992, by the sole shareholder of the corporation.

5. This amended and restated charter is to be effective January 13, 1992.

Dated: January 13, 1992	CUMBERLAND-SWAN, INC.

By:	/s/ Lonnie L. Smith
Lonnie L. Smith
Its President